Exhibit 10.1
AGREEMENT FOR CONSULTING SERVICES
     This Consulting Services Agreement (“Agreement”) is made and entered into by and between Lawrence Clayton, Jr. (“CONSULTANT”) and Commerce Energy Group, Inc. (“COMMERCE”).
W I T N E S S E T H
     WHEREAS, COMMERCE desires to retain the services of CONSULTANT to provide the consulting services specified in this Agreement; and
     WHEREAS, CONSULTANT desires to provide consulting services for the benefit of COMMERCE and any of its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively, referred to herein as “Commerce and its Related Entities”);
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I — SERVICES TO BE PROVIDED
     A. Nature of Services. CONSULTANT shall provide to COMMERCE and its related entities, such advice and suggestions, and perform such tasks and assignments as directed, orally or in writing, by COMMERCE, including but not limited to the areas of finance, accounting and financial oversight.
     B. Exclusive Representative. Clayton will be the exclusive representative of CONSULTANT assigned to COMMERCE pursuant to this consulting relationship. During the course of this Agreement, CONSULTANT and Clayton will report directly to the Chief Executive Officer of COMMERCE. CONSULTANT and Clayton represent that they are free to undertake the services required by this Agreement and each represents that they have the capability, experience and means necessary to perform the services in accordance with applicable industry and professional standards and shall take all reasonable and necessary precautions to protect all persons or property from injury or damage.
     C. Right of Control. CONSULTANT shall have exclusive control over the means, manner, methods and processes by which the services called for by this Agreement are performed.
     D. Non-exclusive Services. Except as prohibited in this Section, or elsewhere in this Agreement, CONSULTANT may engage in such other consulting, business and/or commercial activities as it desires during the term of this Agreement. Notwithstanding the foregoing, to prevent conflicts of interest and unauthorized disclosure of COMMERCE’s confidential and proprietary business information and trade secrets, during the term of this Agreement CONSULTANT shall not and during Clayton’s employment with CONSULTANT, will cause Clayton not to, directly or indirectly, for compensation or otherwise, become an employee of or render any consulting or other services of a business or commercial nature which competes with COMMERCE, without the express written consent of COMMERCE.
ARTICLE II — COMPENSATION FOR SERVICES
     A. Consulting Fee. As payment and consideration for the services to be provided and promises made herein by CONSULTANT, COMMERCE agrees to pay CONSULTANT the total sum of two hundred dollars ($200) per hour or a maximum of one thousand, five hundred dollars ($1,500) per day and seven thousand, five hundred dollars ($7,500) per week (the “Consulting Fee”). The Consulting Fee shall be invoiced by CONSULTANT bi-monthly, documenting time worked and accomplishments achieved and any authorized expenses (original receipts required) for which CONSULTANT seeks reimbursement. COMMERCE shall pay such invoices with 15 days of receipt and verification of expenses. The Consulting Fee shall include materials and supplies used in the ordinary course of performing services under this Agreement, but shall not include special materials/supplies, use of which shall be authorized by COMMERCE in advance of purchase, and reimbursement of such expenses shall be invoiced to COMMERCE as noted above. COMMERCE shall reimburse CONSULTANT for pre-approved, authorized and reasonable business expenses incurred in performing the services specified to be provided under this Agreement
     B. Tax Obligations. CONSULTANT understands and agrees that all compensation to which he is entitled under the Agreement shall be reported on an IRS Form 1099, and that he is solely responsible for all income and/or other tax obligations, if any, including but not limited to all reporting and payment obligations, if any, which may arise as a consequence of any payment under this Agreement.
     C. No Benefits. CONSULTANT understands and agrees that since it is not an employee of COMMERCE, it shall not be entitled to any of the benefits provided to employees of COMMERCE, including, but not limited to stock options; participation in retirement benefit plans; holidays off with pay; vacation time off with pay; paid leaves of absence of any kind; and insurance coverage of any kind, specifically including, but not limited to, medical and dental insurance, workers’ compensation insurance and state disability insurance.
ARTICLE III — TERM AND TERMINATION
     A. Effective Date of Agreement. This Agreement shall become effective on August 1, 2005, as long as it has been signed by both parties hereto.
     B. Term of Agreement. The initial term of this Agreement shall continue in full force and effect until September 30, 2005. This Agreement may be extended upon mutual agreement of the parties at any time prior to its termination.
     C. Termination Prior to Expiration of Term. Either party may cancel this Agreement in writing at any time, in which case CONSULTANT shall be paid for consulting services rendered through the date of termination. Notwithstanding anything to the contrary herein, the aggregate minimum fee paid to the CONSULTANT shall be eight thousand dollars ($8,000).
ARTICLE IV — PROPRIETARY RIGHTS
     A. No Impediments to Providing Consulting Services. CONSULTANT represents that it is not party to any agreement with any individual or business entity, including any relating to protection of alleged trade secrets or confidential business information, that would prevent CONSULTANT from providing the consulting services required under this Agreement or that would be violated by the providing of said consulting services.
     B. Proprietary Information. CONSULTANT and Clayton acknowledge and agree that they will execute the form of Confidentiality and Non-Disclosure Agreement attached hereto as Exhibit A (the “Confidentiality Agreement”).
     C. No Solicitation of Employees. CONSULTANT and Clayton further agrees, that during the term of this Agreement and for a period of one year after its termination, they will not directly or indirectly, either on its own behalf or on behalf of any other person or entity, attempt to persuade or solicit any person who is an employee of COMMERCE or its related entities to terminate such employment. In addition, CONSULTANT and Clayton agree that after the termination of this Agreement each will not seek to obtain or misappropriate any of the Commerce Confidential Information (as defined in the Confidentiality Agreement) from any of the current or former employees of COMMERCE and its Related Entities.
     D. Violations. CONSULTANT agrees that COMMERCE and its Related Entities would be irreparably harmed by any actual or threatened violation of the promises in this Article IV, and therefore, that, in addition to other remedies, COMMERCE and its Related Entities will be entitled to an injunction prohibiting CONSULTANT from committing any such violations.
ARTICLE V — MISCELLANEOUS PROVISIONS
     A. Independent Contractor Status. CONSULTANT understands and agrees that it is an independent contractor and is not an employee of COMMERCE and its Related Entities and shall not become an employee of COMMERCE and its Related Entities by virtue of the performance of the services called for under this Agreement. CONSULTANT shall not represent itself as an agent of COMMERCE and its Related Entities and may not commit or obligate COMMERCE and its Related Entities in any way to other parties, unless specifically authorized by COMMERCE and its Related Entities.
     B. Office Space. CONSULTANT understand and agrees that he will be expected to work on or at the premises of COMMERCE and its Related Entities in providing the consulting services under this Agreement. Accordingly, CONSULTANT shall be provided with an office and access to telephone, facsimile and internet services at COMMERCE. CONSULTANT shall at its own expense acquire, operate, maintain and repair or replace any office and equipment and supplies as maybe required for its performance of consulting services under this Agreement, however COMMERCE shall at its own expense maintain and repair or replace any office and equipment and supplies made available to CONSULTANT at COMMERCE or its Related Entities as maybe required for CONSULTANT to perform services under this Agreement.
     C. Sub-Consultants and Other Contractors. In order to perform the consulting services under this Agreement, CONSULTANT may from-time-to-time be required to engage the services of sub-Consultants, vendors or other contractors. However, CONSULTANT is not authorized to engage the services of such sub-Consultants, vendors or other contractors on behalf of COMMERCE and its Related Entities, unless it has obtained written authorization from COMMERCE to do so in advance. To the extent such advance authorization has been obtained, COMMERCE will pay for the services provided by such sub-Consultants, vendors and/or other contractors.
     D. No Purchases. CONSULTANT shall not purchase materials or supplies for the accounts of COMMERCE and its Related Entities, or otherwise hold itself out as being authorized to make purchases for which COMMERCE and its Related Entities would be billed directly by the seller of the materials or supplies, unless such purchase is authorized by COMMERCE in advance in writing.
     E. Compliance with Governmental Requirements. CONSULTANT will maintain in force and/or secure all required licenses, permits, certificates and exemptions necessary for the performance of its services under this Agreement, and at all times shall comply with all applicable federal, state and local laws, regulations and orders.
     F. Indemnification. CONSULTANT shall be liable in any case of illness, injury or death, and in any case of loss or damage to CONSULTANT’S property or equipment, either owned or rented and operated by CONSULTANT, arising out of or related to performance of services under this Agreement, regardless of whether caused or brought on by any director, officer, employee or agent of COMMERCE and its Related Entities or on any other theory of legal liability and CONSULTANT shall release, defend, protect, indemnify and hold harmless COMMERCE and its Related Entities from and against loss, cost, claim, obligation to indemnify another, loss of service, loss of wages, suit, judgment, award or damage, whether know or unknown, on account of such illness, injury or death, loss or damage.
     CONSULTANT shall indemnify and hold COMMERCE and its related entities, and the directors, officers, agents, representatives and employees of all such entities, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the failure of CONSULTANT to comply with and perform fully the obligations hereunder, or resulting from any act or omission on the part of CONSULTANT. If any cause of action, claim, suit or other legal proceeding is brought against CONSULTANT in connection with any services rendered under this Agreement, CONSULTANT shall promptly notify COMMERCE upon learning of any such proceeding.
     COMMERCE shall indemnify and hold CONSULTANT and his agents, representatives and heirs, harmless from and against any and all liabilities, losses, damages, costs, expenses, causes of action, claims, suits, legal proceedings and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of the performance of any act specifically requested or authorized by COMMERCE in connection with this Agreement. This promise does not apply to any actions arising out of or in connection with the operation of any motor vehicle by CONSULTANT or his employees or agents. If any cause of action, claim, suit or other legal proceeding is brought against COMMERCE in connection with any services provided by CONSULTANT under this Agreement, COMMERCE shall promptly notify CONSULTANT upon learning of any such proceeding.
     G. Notices. Any and all notices and other communications hereunder shall have been deemed to have been duly given when delivered personally or 48 hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, in the English language, to the addresses set forth below the signatures of the parties hereto or to such other address as either of the parties hereto may from time-to-time designate to the other party in writing.
     H. Waiver. No purported waiver by either party hereto of any provision of this Agreement or of any breach thereof shall be deemed a waiver of such provision or breach unless such waiver is in writing signed by the party making such waiver. No such waiver shall be deemed to be a subsequent waiver of such provision or waiver of any subsequent breach of the same or any other provision hereof.
     I. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.
     J. Assignment. CONSULTANT’S rights and obligations under this Agreement may not be assigned without the prior written consent of COMMERCE.
     J. Arbitration. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted and governed by and under the laws of the State of California. Any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement or any law (hereinafter “Arbitrable Dispute”) shall be submitted to arbitration in Orange County, California, before an experienced arbitrator licensed to practice law in California and selected in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), or such other service as the parties may agree upon, as the exclusive remedy for any such claim or Arbitrable Dispute. The decision of the arbitrator shall be final, conclusive and binding upon the parties. Should any party to this Agreement pursue any Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of such action. This section shall not restrict the right of COMMERCE to go to court seeking equitable relief for a violation of Articles I (C) and IV of this Agreement.
     K. Sole and Entire Agreement. This Agreement sets for the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto, whether written or oral, pertaining to the subject matter hereof. No change in, modification of, or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by each of the parties hereto subsequent to the execution of this Agreement.

/s/ LAWRENCE CLAYTON, JR.

LAWRENCE CLAYTON, JR.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
Fax: (714) 481-6567

COMMERCE ENERGY GROUP, INC.

By: /s/ STEVEN S. BOSS

Steven S. Boss
Chief Executive Officer
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
Fax: (714) 481-6567

Exhibit A
CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT
     This Agreement is entered into as of this 1st day of August 2005, (the “Effective Date”) by and between Commerce Energy Group, Inc., a Delaware corporation (“Commerce”) and The Financial Advisory Group and its principal, Lawrence Clayton, Jr. (collectively, “Receiving Party”).
Recitals
     WHEREAS, Receiving Party will be performing consulting services (the “Engagement”) for Commerce and any of its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively, “Commerce and its Related Entities”);
     WHEREAS, Commerce wishes to release, and Receiving Party wishes to receive, certain confidential and proprietary financial and other information for the purpose stated below; and
     WHEREAS, each party recognizes that there is a need to provide for the protection of the Commerce Confidential Information (as defined below) from any unauthorized copying, use, and/or disclosure and from Receiving Party refraining from performing certain acts as a result of receiving such information;
Agreement
     NOW THEREFORE, in consideration for the mutual representations and covenants contained herein, the parties hereby agree as follows:
     1. As used herein, the term “Commerce Confidential Information” shall mean information relating to Commerce and its Related Entities’ past, present or future business activities, including, but not limited to its financing plans and proposals, certain consulting and other agreements, certain potential acquisition, disposition or restructuring transactions, projections, budgets and cash flow analysis. Commerce Confidential Information also includes documents prepared by Receiving Party which embody such Commerce Confidential Information. Commerce Confidential Information shall not mean any such information:
a.	that is or becomes publicly available without breach of this Agreement;

b.	that is released for disclosure by Commerce with its written consent;

c.	that was in Receiving Party’s possession, free of any obligation for Receiving Party to hold it in confidence, when it was communicated to Receiving Party;

d.	that was developed by Advisors (hereinafter defined) of Receiving Party independently of and without relevance to any information communicated to Receiving Party by Commerce; and

e.	that was communicated in response to a valid order by a court or other government body, is required to be disclosed by applicable law or was necessary to establish the rights of either party under this Agreement.
     2. The sole purpose for which Commerce Confidential Information is to be provided is to allow Receiving Party to provide services to Commerce and its Related Entities under the Engagement (the “Stated Purpose”).
     3. Except as an authorized representative of Commerce may otherwise consent in writing, Receiving Party shall hold in trust and confidence of Commerce all Commerce Confidential Information, and Receiving Party shall not disclose to any third party, including without limitation any company, person, entity or committee or use such information for any purpose other than those listed above. In addition, Receiving Party acknowledges that the Commerce Confidential Information constitutes material non-public information for purposes of federal and state securities laws and that as long as such information remains Commerce Confidential Information, Receiving Party is precluded from using such information in any manner other than for the Stated Purpose.
     4. Commerce and Receiving Party agree that they will not disclose the terms and conditions, and subject matter of this Agreement without the written consent of the other party; provided however, that Receiving Party may disclose such terms to his Advisors consistent with the provisions of Paragraph 5 herein.
     5. Notwithstanding anything to the contrary herein, Receiving Party shall disclose Commerce Confidential Information to those of its employees, representatives and advisors (collectively “Advisors”) who Receiving Party determines needs to know and then only on the condition that there is an acknowledgement in writing to Receiving Party by each such Advisor that he shall be bound by the terms and conditions of this Agreement.
     6. Receiving Party shall segregate Commerce Confidential Information at all times from the confidential materials of others so as to prevent commingling.
     7. Receiving Party shall maintain adequate procedures to prevent improper disclosure of any Commerce Confidential Information and to prevent loss of any Commerce Confidential Information. In the event of any such loss or disclosure, Receiving Party shall notify Commerce immediately.
     8. Receiving Party shall return to Commerce all Commerce Confidential Information upon request by Commerce. Any information which by virtue of its nature cannot be returned must be destroyed and so certified by Receiving Party.
     9. All Commerce Confidential Information (including copies) shall remain the property of Commerce party, and shall be returned to Commerce after Receiving Party’s need for it has expired, or upon request of Commerce, and in any event, upon completion or termination of this Agreement, except that Receiving Party may, instead of returning, destroy copies containing Receiving Party’s analysis or evaluation of Commerce Confidential Information.
     10. Receiving Party agrees that no failure or delay by Commerce in exercising any right under this Agreement will operate as a waiver of Commerce’s rights under this Agreement nor will any single exercise by Commerce of its rights or partial exercise of its rights prevent Commerce from later exercising rights under this Agreement.
     11. Receiving Party specifically acknowledges that Commerce would be irreparably injured by any breach of this Agreement and that Commerce shall be entitled to equitable relief, including injunctive relief and orders for specific performance, in the event any breach of the provisions of this Agreement should occur or threaten to occur. Injunctive and similar remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, and a breaching party shall remain liable for all other remedies available at law or in equity upon any breach of this Agreement.
     12. Receiving Party understands that willingness to provide Commerce Confidential Information does not commit Commerce to enter into any transaction or relationship with Receiving Party. If such a relationship is formed, Receiving Party agrees that Commerce Confidential Information shall be released to third parties only, if at all, in accordance with Commerce’s policies.
     13. This Agreement shall continue in full force and effect for so long as Commerce continues to provide Commerce Confidential Information for the purpose of the Engagement. The obligations under this Agreement will continue for a period of two (2) years after the termination of the Engagement.
     14. This Agreement may only be modified in writing signed by both parties.
     15. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America, excluding that body of law relating to choice of laws.
     16. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

/s/ LAWRENCE CLAYTON, JR.

LAWRENCE CLAYTON, JR.

COMMERCE ENERGY GROUP, INC.

By: /s/ STEVEN S. BOSS

Steven S. Boss
Chief Executive Officer